Exhibit 99.3

American Public Education, Inc. (NASDAQ: APEI) is a leading education services provider founded to prepare adult learners for service and leadership in a diverse global economy. The Company offers respected, innovative and affordable educational programs and services to students, universities and partner organizations through wholly owned subsidiaries: American Public University System (APUS) and Hondros College, Nursing Programs. These institutions serve approximately 112,000 adult learners worldwide and offer more than 97 degree programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, nursing and liberal arts.American Public University System is accredited by the Higher Learning Commission (HLC) and a member of the North Central Association of Colleges and Schools (www.ncahlc.org, 312-263-0456). Hondros College, Nursing Programs is accredited by the Accrediting Council for Independent Colleges and Schools (ACICS), 750 First Street, NE Suite 980, Washington, DC 20002 (www.acics.org, 202-336-6780). HLC and ACICS are accrediting agencies recognized by the U.S. Department of Education and the Council for Higher Education Accreditation. TICKER: APEI EXCHANGE: NASDAQNOTE: Past performance is not indicative of future results. Additional information, including important details about risk factors, can be found in the company’s filings with the U.S. Securities and Exchange Commission, www.sec.gov.FACT SHEET: June 30, 2014Contact Chris Symanoskie Vice President, Investor Relations 703-334-3880 or csymanoskie@apus.eduAPEI STRATEGYOur strategy builds on the core strengths of quality, affordability and innovation, which have helped establish our reputation for leadership and innovation. Moving forward, our plan is to continue expanding our presence in military, public service and civilian communities primarily through building relationships and referrals. As the higher education landscape changes, we will promote the success of our students through technological innovation, expand our program offerings, especially in high-demand fields, and we will actively pursue promising new frontiers in education through strategic partnerships, investments and acquisitions. $148,998 $23,943 $29,868 $40,757 $42,323 $42,034 $198,174 $260,377 $313,516 $329,479 REVENUES NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS 2009 2010 2011 2012 2013 2009 2010 2011 2012 2013 $350,000 $300,000 $250,000 $200,000 $150,000 $100,000 $50,000 $0 $50,000 $40,000 $30,000 $20,000 $10,000 $0 $115,753 $141,839 $198,891 $237,603 $271,656 $36,756 $47,078 $70,438 $52,838 $59,414 TOTAL ASSETS NET CASH PROVIDED BY OPERATING ACTIVITIES 2009 2010 2011 2012 2013 2009 2010 2011 2012 2013 $300,000 $250,000 $200,000 $150,000 $100,000 $50,000 $0 $80,000 $60,000 $40,000 $20,000 $0

AMERICAN PUBLIC UNIVERSITY SYSTEM

An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU).

ENROLLMENT AND REGISTRATIONS

For the three months ended June 30,	2014	2013	% Change
Net Course Registrations by New Students	16,700	17,900	-7%
Net Course Registrations	96,100	99,500	-3%
For the six months ended June 30,	**2014**	**2013**	**% Change**
Net Course Registrations by New Students	34,400	36,900	-7%
Net Course Registrations	202,000	209,200	-3%

Net course registrations represent the aggregate number of *courses* for which students remain enrolled after the date by which they may drop a course without financial penalty.

REGISTRATIONS BY PRIMARY FUNDING SOURCE

For the three months ended June 30, 2014


12%
18%
35%
35%

- Federal Student Aid (Title IV)
- Department of Defense Tuition Assistance (TA)
- Veteran's Benefits (VA)
- Cash & Other Sources

TUITION

Combined tuition, fees, and books are roughly 20% less for undergraduate, and 40% less for graduate students than the average in-state rates at a public university.[1]

AT-A-GLANCE AS OF JUNE 30, 2014

Avg. Age of Students: 32 years
Avg. Undergraduate Class Size: 16 students
Gender Ratio: 63% male/37% female
Avg. Courses Per Year: 3 Military/4 Civilian
Faculty: 420 Full-Time/1,870 Adjunct
Staff: 990 Full-Time/25 Part-Time

AMU & APU GRADUATES

47,000+ Alumni

45%+ of APUS undergraduate alumni return for second degree[2]

45%+ of APUS students referred by others

Enrollment by degree level


18%
23%
59%

- Associates
- Bachelors
- Masters

Enrollment by school


4%
12%
25%
14%
19%
26%

- Business
- Public Service & Health
- Arts & Humanities
- Security & Global Studies
- Science, Technology, Engineering & Math
- Education

HONDROS COLLEGE, NURSING PROGRAMS[3]

Serving the needs of nurses and the healthcare community through campus locations in Cincinnati, Dayton, Columbus and Cleveland, Ohio.

ENROLLMENT

As of June 30,	2014	2013	% Change
New Student Enrollment	380	430	-12%
Total Student Enrollment	1,410	1,210	17%

Student enrollment represents the number of students enrolled in one or more courses after the date by which they may drop the course without financial penalty.

Tuition Per Credit Hour	
Licensed Practical Nurse	$240
Associate Degree in Nursing	$260
Bachelors Science of Nursing	$200

AT-A-GLANCE AS OF JUNE 30, 2014

Avg. Age of Students: 30 years
Gender Ratio: 92% female/8% male
Faculty: 100 Full-Time/40 Part-Time
Staff: 70 Full-Time/1 Part-Time

800+ Alumni

Enrollment by Program


11%
39%
50%

- Licensed Practical Nurse
- Associate Degree in Nursing
- Bachelors Science of Nursing

Four campus locations in Ohio





1. For additional details, visit www.amu.apus.edu/tuition-and-finance/tuition-and-fees/
2. Represents returning undergraduate students from 2012 conferrals.
3. Hondros College, Nursing Programs was acquired by APEI, effective November 1, 2013.